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                             Verizon Virginia Inc.

                                                                     EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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                                                                                 Six Months Ended
(Dollars in Millions)                                                              June 30, 2002
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
Income before provision for income taxes and extraordinary item                           $272.2
Interest expense                                                                            34.0
Portion of rent expense representing interest                                               20.1
Amortization of capitalized interest                                                         1.8
                                                                                ---------------------

Earnings, as adjusted                                                                     $328.1
                                                                                =====================

Fixed charges:
Interest expense                                                                          $ 34.0
Portion of rent expense representing interest                                               20.1
Capitalized interest                                                                         2.7
                                                                                ---------------------

Fixed Charges                                                                             $ 56.8
                                                                                =====================

Ratio of Earnings to Fixed Charges                                                          5.78
                                                                                =====================
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